SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ECO BUILDING INTERNATIONAL**, did on December 23, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 5, 2009.

ROSS MILLER
Secretary of State

Certified By: Patricia Blasius
Certificate Number: C20081230-1175

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20080841076-06 Filing Date and Time 12/23/2008 7:03 AM Entity Number E0790442008-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Eco Building International
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Val-U-Corp Services, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity: Street Address: — City: — Nevada Zip Code: Mailing Address (if different from street address): 1802 North Carson Street; Suite 108 — City: Carson City — NV — Zip Code: 89701
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75,000,000 Common — Par value per share: $0.001 — Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Name: Daniel A. Kramer Street Address: 1802 North Carson Street; Suite 108 — City: Carson City — State: NV — Zip Code: 89701 2) Name: Street Address: — City: — State: — Zip Code:
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any legal Purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Name: Daniel A. Kramer — X [signature] Incorporator Signature Address: 1802 North Carson Street; Suite 108 — City: Carson City — State: NV — Zip Code: 89701
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: December 19, 2008

This form must be accompanied by appropriate fees.